                                                                   EXHIBIT 10.25

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.


August 4, 1997


Mr. David Pakman
Sr. Director, Business Development
N2K, Inc.
55 Broad Street
10th Floor
New York, NY 10004


Dear David,

Pursuant to our most recent discussions, we have taken the opportunity to revise our business proposal regarding a business relationship between N2K and PointCast (the "Parties"). My hope would be that we can quickly come to an agreement on the terms represented in this proposal so that we both may turn our attentions towards integrating N2K into the launch of PointCast College Network ("PCN").

The overall proposal encompasses several areas of collaboration that form the basis of a complete package offering. We feel that the product mix detailed below provides N2K with and unequaled opportunity, within the Internet space, to build brand awareness for Music Boulevard and N2K's music genre sites while at the same time providing methods for increasing traffic and CD sales on the Music Boulevard site.

Accordingly, and in the spirit of our discussions, we have compiled the following NON-BINDING Memorandum of Understanding ("MOU") that, when signed by the Parties shall state the intentions of Parties to enter into a business relationship to be more specifically set forth in the provisions of a contemplated Definitive Agreement comprised of the following:

POINTCAST - N2K BUSINESS PROPOSAL

1.0    THE POINTCAST COLLEGE NETWORK

A. N2K would become an online music retailer of the PCN with non-exclusive rights to offer music items (CD's, merchandise, etc.) for sale to the PCN viewer-base. Hypertext links to N2K's Music Boulevard WWW site (or other N2K operated sites as appropriate) would be given prominent positioning within the Music Zone channel of the PCN. It is anticipated that prominent positioning would include:

- Hypertext links for each music single or title listed on each of the six(1) Billboard Music Charts contained within the "Charts" tab of the channel.

- Placement of hypertext links to the Music Boulevard site within the articles that comprise the channel(2).

- Placement of a hypertext link(s) on the sidebar of all articles comprising the Music Zone channel.

- Placement of hypertext links to the Music Boulevard site on any channel of the PCN where music or online music retailing is featured or promoted. Such placement is subject to the mutual agreement of N2K, PointCast and the associated information provider.

     The Parties would agree that the details regarding the placement and final disposition of such links will be more specifically set forth in the resulting Definitive Agreement.

B. N2K would become the sponsor of the Music Zone channel on the PCN for two academic years(3). The sponsorship would include category exclusivity, premium placement within the software download kit, "Brought To You By" branding on the Music Zone SmartScreen(TM) and at a minimum one animated commercial airing on the PCN channels for each month of the agreement.

     The fees for the sponsorship opportunity would be as follows (all fees represented are net of agency commissions and PointCast applied discounts):

    ----------------------------------------------------------------------
         ACADEMIC YEAR       MONTHLY SPONSORSHIP      ANNUAL COMMITMENT
                                       FEE
    ----------------------------------------------------------------------
            Year 1                 [****]                [****]
    ----------------------------------------------------------------------
            Year 2                 [****]                [****]
    ----------------------------------------------------------------------

     N2K would agree that for any month during the term of the agreement that they would pay to PointCast the lesser of the then current rate card price for the Music Zone channel or the Monthly Sponsorship Fee as stated above. PointCast would further agree that all standard terms regarding PCN sponsorships as detailed on PointCast Insertion Orders (attached) or otherwise apply to the N2K sponsorship.



------------------

         (1) Currently their are six charts on the PCN. Should the number of charts increase, PointCast would agree that N2K would receive similar placement on all additional charts.

         (2) Such placement is subject to the mutual agreement of N2K, PointCast and the information provider.

         (3) The academic year commences September 1st of the current year and ends June 30th of the following year for a total of ten (10) calendar months. Advertising and sponsorship would be bonused for the months of July and August.

C. PointCast would agree to provide N2K with two 30-second commercials for the term of the agreement. One commercial would run at a minimum on all PointCast-owned College Network channels (Sports, Weather, Music Zone, Student Union) and be guaranteed 256,000 billable impressions per month. The second commercial would run only on the Music Zone channel and be guaranteed the lesser of 256,000 billable impressions or the billable impressions stated on the then current rate card for the particular channel. At PointCast's discretion, the second commercial may be placed on additional PCN channels. N2K may have the option to include two URLs and to run two 15-second commercials for each 30-second commercial.

D. PointCast would grant N2K a right of first refusal regarding another party offering music merchandise for sale on the PCN through the placement of transactional links on the on PCN channels. PointCast would submit in writing to N2K, as soon as is reasonably practicable, the terms under which another party may offer such merchandise. N2K would have ten (10) business days from the date of notification receipt to respond in writing to PointCast if they intend to exercise their right of first refusal. In choosing to exercise the right of first refusal, N2K would agree to match the terms, as specified in the notification letter.

      If N2K chooses not to exercise its right of first refusal PointCast, in its sole discretion, will determine the placement of transactional links from the new party on the PCN, where N2K's transactional links will be at least as favorably positioned as they were prior to the addition of links from the new party. The Parties would also agree that the details of "favorable positioning" would be more specifically defined in the resulting Definitive Agreement.

E. N2K may include music content from its WWW sites on the Music Zone channel subject to mutual agreement by the Parties as to the type and scope of content. N2K would provide such content at no cost to PointCast and may add transactional links to such content.

F. N2K would be responsible for all order processing, credit card verification, EDI and fulfillment services related to the sale of merchandise from the Music Zone channel. N2K would further agree that all customer service issues related to the sale of merchandise to PCN viewers would be the sole responsibility of N2K.

G. Should the PCN cease commercial operation, the Parties would agree to negotiate in good faith the provisions of a new agreement that would provide N2K with an equivalent presence on the PointCast Business Network. If the Parties fail to reach agreement on new terms within forty five (45) days from the start of negotiations then either Party may choose to terminate the relationship by providing written notification to the other Party.

2.0    THE POINTCAST BUSINESS NETWORK

A. N2K would provide daily music news from the following N2K sites: Jazz Central Station, Classical Insites and Rocktropolis/Allstar, at no cost to PointCast, for inclusion in the existing Lifestyles channel of the PointCast Business Network ("PBN"). Such content would not contain hypertext links embedded within the content with the exception that any branding element (logo) may link to the home page of its respective site or other site as mutually agreed to by the Parties.

B. N2K would agree that the content provided for inclusion on the PBN and any associated links on the PBN are of a non-exclusive relationship. N2K would agree that PointCast may present other music related content within the Lifestyle channel of the PBN.

C. N2K would agree that the placement of the content on the channel is conditional on adherence to the existing PointCast guidelines for presentation and editorial value. The Parties would agree to use their reasonable best efforts to ensure the most compelling and attractive presentation of N2K's content within the Lifestyle channel. It would be expected that this may require some development resources by both Parties (at their own expense) in meeting this objective.

D. The term of this component of the agreement would be for two years from the date of initial program introduction.

3.0   POINTCAST SELECT

A. The Parties would agree to work together to define and produce music offers of unique and exclusive value for the PointCast Select WWW site. The details of such offers would be more specifically defined in the resulting Definitive Agreement but would be anticipated to include fee based "club/membership type" offers that would encourage repeat visits to both PointCast and N2K WWW sites.

B. The term of the PointCast Select program would be two years from program introduction.

4.0   REVENUE SHARE

A. N2K would agree to pay PointCast a royalty of [****] of the Music Boulevard selling price on sales of all products sold by N2K (excluding credit card validation fees, database processing fees, shipping, handling, and packing fees, and taxes) to PointCast Viewers (College, Business and Select). In no event would PointCast expect to receive such payments ("Payment Activation Date") until the earlier occurrence of 1) the aggregate [****] royalty fee exceeds [****] during the term of the agreement or 2) the expiration of the first 12 month term of the agreement. At the occurrence of the Payment Activation Date, it is assumed that the program to date aggregate sales would be [****] for the purposes of future royalty payment calculations and PointCast would only be receiving royalty payments for those sales that occur after the Payment Activation Date.

B. N2K would provide accounting to PointCast on a monthly basis after the first month that royalty payments are due as defined in paragraph 4.0 A. Accounting statements would include artist, album, number of units sold and total income earned. Such statements for the previous month would be delivered to PointCast by the thirtieth (30th) day of the following month. N2K would pay PointCast for accrued royalties pursuant to paragraph 4.0
      (A) once the payments to PointCast exceed [****].

David, upon execution of this agreement, we will quickly move forward in the development of the Definitive Agreement and take all steps necessary to incorporate N2K into the launch of the PointCast College Network.



Sincerely,                             Accepted By:




/s/ Francis G. Blot                      /s/ David Pakman
------------------------------------     ----------------------------------
Francis G. Blot                          David Pakman
Vice President, Business Development     Sr. Director, Business Development
PointCast, Inc.                          N2K, Inc.

                 POINTCAST COLLEGE NETWORK ADVERTISING CONTRACT
                                INSERTION ORDER

COMPANY           N2K                              AGENCY          NONE
-----------------------------------------------------------------------------------------------------
Division                                           Address
-----------------------------------------------------------------------------------------------------
Contract          Samantha Saturn
-----------------------------------------------------------------------------------------------------
Address           55 Broad Street, 10th Floor
-----------------------------------------------------------------------------------------------------
                  New York, NY  10004              Phone
-----------------------------------------------------------------------------------------------------
Phone             (212) 378-0522                   Fax
-----------------------------------------------------------------------------------------------------
Fax               (212) 742-1755                   Contact
-----------------------------------------------------------------------------------------------------
Email             Saturn@02k.com                   Email
-----------------------------------------------------------------------------------------------------

BILLING CONTRACT: SAME AS ABOVE
--------------------------------------------------------------------------------------------------
Billing Address:
--------------------------------------------------------------------------------------------------

CONTRACT PERIOD:                                                   CONTRACT DETAILS:
-----------------------------------------------------------------------------------------------------
Start date:                      September 1, 1997
-----------------------------------------------------------------------------------------------------
End date:                        June 30, 1999
-----------------------------------------------------------------------------------------------------
Program Package:                 Charter Channel Sponsor
-----------------------------------------------------------------------------------------------------
Commercial Size:                 50KB
-----------------------------------------------------------------------------------------------------
Guaranteed Billable deliveries:  [****]                    *Based on 150,000 viewers per month
-----------------------------------------------------------------------------------------------------
Last date to cancel:             July 31, 1997
-----------------------------------------------------------------------------------------------------
Total Gross Cost:                [****]                    Monthly gross cost:    [****]
-----------------------------------------------------------------------------------------------------
Less 20% Charter Discount        [****]                    25% channel premiums:  [****]
-----------------------------------------------------------------------------------------------------
Less 10% for year commitment     [****]                    Total monthly costs:   [****]
-----------------------------------------------------------------------------------------------------
Less: 15% Agency discount        [****]
-----------------------------------------------------------------------------------------------------
Non commissionable
production fees:
-----------------------------------------------------------------------------------------------------
Total Due: (Amounts due are      [****]                    *For payments from September 1997
billed on a monthly basis)                                 through June 1998. August 1997 and July
                                                           1998 are at no charge. Please see
                                                           attachment for pricing for September 1998
                                                           through June 1999.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
ADVERTISER:                      ADVERTISING AGENCY:                           POINTCAST:
-----------------------------------------------------------------------------------------------------
Authorized Signature:            Authorized Signature:                   Authorized Signature:
/s/ Deborah Newman
-----------------------------------------------------------------------------------------------------
                                                                         /s/ Frank Blot
-----------------------------------------------------------------------------------------------------
Printed Name  Deborah Newman     Printed Name                            Printed Name  Frank Blot
-----------------------------------------------------------------------------------------------------
Title VP Marketing               Title                                   Title  Vice President
-----------------------------------------------------------------------------------------------------
                                                                         Business Development
-----------------------------------------------------------------------------------------------------
Date  Aug 4, 1997                Date                                    Date  August 1, 1997
-----------------------------------------------------------------------------------------------------

NOTE: THIS FORM IS GOVERNED BY THE TERMS & CONDITIONS SET FORTH ON PAGE 2 AND ATTACHMENT A.
------------

Terms and Conditions.

The following terms and conditions shall be deemed to be incorporated into the Advertising Contract Insertion Order:

1.  Definitions.

    a. "Advertiser" as used herein means Advertiser and its Advertising Agency, if any, jointly and severally.

    b. "PointCast College Network" means a network of servers that deliver content to viewers using a version of software directed towards the college market.

1. Terms of Payment. Payment shall be made to PointCast Incorporated ("PointCast") upon receipt of invoice. Amounts paid after the invoice due date shall bear interest at the rate of one and one half percent (1.5%) per month or the highest rate permitted by law, if less. In the event of any failure by Advertiser to make payment, Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by PointCast in collecting such amounts.

2. Impressions. All statistical reports provided by PointCast, and the information they contain, are confidential and proprietary to PointCast, Inc. They are intended solely for the internal use of Advertiser, and are not to be distributed or otherwise to any third party.

3. Positioning. Except as otherwise expressly provided in the insertion order agreement, positioning of commercials on the PointCast College Network is at the sole discretion of PointCast.

4. Renewal. Except as expressly set forth in the insertion Order, any renewal of the insertion order agreement and acceptance of any additional advertising order shall be at PointCast's sole discretion. Pricing for any renewal period is subject to the rate card in effect at the time the renewal is made.

5. No Assignment or Resale of Ad Space. Advertiser may not resell, assign or transfer any of its rights hereunder, and any attempt to resell, assign or transfer such rights shall (a) result in immediate termination of this agreement, without liability to PointCast and (b) result in all payments to PointCast from Advertiser being accelerated and due immediately.

6. Limitation of Liability. In the event that PointCast fails to publish a commercial in accordance with the insertion order agreement schedule pursuant to this Agreement (or in the event of any other failure, technical or otherwise, of such commercial to appear as provided in the insertion order agreement), the sole liability of PointCast to Advertiser shall be limited, at PointCast's option alone, to either a pro-rata refund of the advertising fee or placement of the commercial at a later time in a comparable position. IN NO EVENT WILL POINTCAST BE LIABLE TO ADVERTISER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT POINTCAST SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. PointCast's liability for any act, error or omission, regardless of whether the claim is based in contract or tort, shall not exceed the amount payable by Advertiser under the insertion order agreement. Without limiting the foregoing, PointCast shall have no liability for any failure or delay resulting from any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of PointCast affecting production or delivery in any manner.

7. Advertisers Representation; Indemnification. Commercials are accepted upon the representation that Advertiser has the right to publish the contents of the commercial, without infringement of any rights of any third party. In consideration of such publication, Advertiser agrees to indemnify and hold PointCast harmless against any and all expenses and losses of any kind (including reasonable attorneys' fees and costs) incurred by PointCast in connection with claims arising out of publication of the commercial and/or any material to which users can link through the commercial.

8. Provision of Advertising Materials. Advertiser will provide all materials for the commercial in accordance with PointCast's insertion order agreement and production specifications. PointCast shall not be required to publish any commercial that is not received in accordance with such policies.

9. Right to Reject Commercial. All contents of commercials are subject to PointCast's approval. PointCast reserves the right to reject or cancel any commercial, insertion order agreement, space reservation or position commitment at any time. In addition, PointCast shall have the absolute right to reject, without limitation, any URL link embodied within any commercial. PointCast College Network does not accept tobacco, alcohol, pornography, firearms.

10. Cancellations. Any requests by Advertiser for changes to and/or cancellation of any order must be made by the date specified in the insertion order agreement as the last day to cancel. Cancellations made, in whole or in part, after the cancellation date are non-refundable.

11. Construction. No conditions other than those set forth in the insertion order agreement or these Terms and Conditions shall be binding on PointCast unless expressly agreed to in writing by PointCast. In the event of any inconsistency between the insertion order agreement and the Terms and Conditions, the Terms and Conditions shall control.

12. Governing Law. These Terms and Conditions, together with the insertion order agreement shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law; may be amended only by a written agreement executed by an authorized representative of each party; constitute the complete and entire expression of the agreement between the parties; and shall supersede any and all other agreements, whether written or oral, between the parties.

                                  ATTACHMENT A

The Advertising Contract Insertion Order is contingent upon the execution of the Definitive Agreement between N2K and PointCast Inc. Additionally, such Insertion Order shall not be valid until the execution of the Definitive Agreement. The parties acknowledge that if the Definitive Agreement is not executed by September 15, 1997 then this Insertion Order shall be null and void. The significant terms of the Definitive Agreement are as follows:

1.0 The PointCast College Network

A. N2K would become an online music retailer of the PCN with non-exclusive rights to offer music items (CD's, merchandise, etc.) for sale to the PCN viewer-base. Hypertext links to N2K's Music Boulevard WWW site (or other N2K operated sites as appropriate) would be given prominent positioning within the Music Zone channel of the PCN. It is anticipated that prominent positioning would include:

        * Hypertext links for each music single or title listed on each of the six(1) Billboard Music Charts contained within the "Charts" tab of the channel.
        * Placement of hypertext links to the Music Boulevard site within the articles that comprise the channel(2).
        * Placement of a hypertext link(s) on the sidebar of all articles comprising the Music Zone channel.
        * Placement of hypertext links to the Music Boulevard site on any channel of the PCN where music or online music retailing is featured or promoted. Such placement is subject to the mutual agreement of N2K, PointCast and the associated information provider.

    The Parties would agree that the details regarding the placement and final disposition of such links will be more specifically set forth in the resulting Definitive Agreement.

B. N2K would become the sponsor of the Music Zone channel on the PCN for two academic years(3). The sponsorship would include category exclusivity, premium placement within the software download kit, "Brought To You By" branding on the Music Zone SmartScreen(TM) and at a minimum one animated commercial airing on the PCN channels for each month of the agreement.

    The fees for the sponsorship opportunity would be as follows (all fees represented are net of agency commissions and PointCast applied discounts):

    -------------------------------------------------------------------------
        Academic Year     Monthly Sponsorship Fee     Annual Commitment
    -------------------------------------------------------------------------
           Year 1                 [****]                    [****]
    -------------------------------------------------------------------------
           Year 2                 [****]                    [****]
    -------------------------------------------------------------------------

    N2K would agree that for any month during the term of the agreement that they would pay to PointCast the lesser of the then current rate card price for the Music Zone channel or the Monthly Sponsorship Fee as stated above. PointCast would further agree that all standard terms regarding PCN sponsorships as detailed on PointCast Insertion Orders (attached) or otherwise apply to the N2K sponsorship.
-----------------------
(1) Currently their are six charts on the PCN. Should the number of charts increase, the PointCast would agree that N2K would receive similar placement on all additional charts.
(2) Such placement is subject to the mutual agreement of N2K, PointCast and the information provider.
(3) The academic year commences September 1st of the current year and ends June 30th of the following year for a total of ten (20) calendar months. Advertising and sponsorship would be bonused for the months of July and August.

C. PointCast would agree to provide N2K with two 30-second commercials for the term of the agreement. One commercial would run at a minimum on all PointCast-owned College Network channels (Sports, Weather, Music Zone, Student Union) and be guaranteed 256,000 billable impressions per month. The second commercial would run only on the Music Zone channel and be guaranteed the lesser of 256,000 billable impressions or the billable impressions stated on the then current rate card for this particular channel. At PointCast's discretion, the second commercial may be placed on additional PCN channels. N2K may have the option to include two URLs and to run two 15-second commercials for each 30-second commercial.

D. PointCast would grant N2K a right of first refusal regarding another party offering music merchandise for sale on the PCN through the placement of transactional links on the on PCN channels. PointCast would submit in writing to N2K, as soon as is reasonably practicable, the terms under which another party may offer such merchandise. N2K would have ten (10) business days from the date of notification receipt to respond in writing to PointCast if they intend to exercise their right of first refusal. In choosing to exercise the right of first refusal, N2K would agree to match the terms, as specified in the notification letter.

    If N2K chooses not to exercise its right of first refusal PointCast, in its sole discretion, will determine the placement of transactional links from the new party on the PCN, where N2K's transactional links will be at least as favorably positioned as they were prior to the addition of links from the new party. The Parties would also agree that the details of ""favorable positioning'' would be more specifically defined in the resulting Definitive Agreement.

E. N2K may include music content from its WWW sites on the Music Zone channel subject to mutual agreement by the Parties as to the type and scope of content. N2K would provide such content at no cost to PointCast and may add transactional lings to such comment.

F. N2K would be responsible for all order processing, credit card verification, EDI and fulfillment services related to the sale of merchandise from the Music Zone channel. N2K would further agree that all customer service issues related to the sale of merchandise to PCN viewers would be the sole responsibility of N2K.

G. Should the PCN cease commercial operation, the Parties would agree to negotiate in good faith the provisions of a new agreement that would provide N2K with an equivalent presence on the PointCast Business Network. If the Parties fail to reach agreement on new terms within forty five (45) days from the start of negotiations then either Party may choose to terminate the relationship by providing written notification to the other Party.